CONTACT:	Investors Media EVC Group EVC Group Douglas Sherk, 415-896-6820Steve DiMattia, 646-277-8706 Jennifer Beugelmans, 415-896-6820

FOR IMMEDIATE RELEASE

STAAR SURGICAL COMPANY RECEIVES APPROVABLE LETTER FROM FDA FOR VISIAN ICL™
Final approval to begin commercial distribution subject
To FDA inspection

MONROVIA, CA., July 28, 2005 STAAR Surgical Company (Nasdaq:STAA) today reported that the U.S. Food and Drug Administration (FDA) has reviewed the Company’s pre-market approval application (PMA) for the STAAR Myopic VISIAN ICL™ and has determined that the PMA is approvable subject to an FDA inspection that finds the Company’s manufacturing facilities, methods and controls in compliance with the applicable requirements of the FDA’s Quality System Regulation.

The ICL is a refractive phakic implant intended for placement in the posterior chamber of the eye. The models of the STAAR Myopic Visian ICL™ subject to the PMA are indicated for the correction of myopia in adults with myopia ranging from -3.0 to -15.0 diopters with astigmatism less than or equal to 2.5 diopters at the spectacle plane and the reduction of myopia in adults with myopia ranging from greater than -15.0 to -20.0 diopters with astigmatism less than or equal to 2.5 diopters at the spectacle plane, in patients 21-45 years of age with anterior chamber depth (ACD) 3.00 mm or greater, and a stable refractive history within 0.5 diopters for one year prior to implantation.

About STAAR Surgical
STAAR Surgical is a leader in the development, manufacture and marketing of minimally invasive ophthalmic products employing proprietary technologies. STAAR’s products are used by ophthalmic surgeons and include the revolutionary VISIAN ICL™ as well as innovative products designed to improve patient outcomes for cataracts and glaucoma. STAAR’s ICL has received CE Marking, is approved for sale in 41 countries and has been implanted in more than 40,000 eyes worldwide.

Safe Harbor
All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of earnings, revenue, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products and government approval of new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the outcome of our proceedings with the FDA Office of Compliance, which could affect commercial distribution of the VISIAN ICL in the U.S. and could result in restrictions on our ability to continue our business as well as harm to our reputation and stock price, our ability to implement our cost savings strategies and realize our expected savings, our limited capital resources, the success of our efforts in realigning our management team, our ability to reverse the decline in domestic sales of IOLs, market acceptance of our redesigned three-piece Collamer IOL and insertion system, our ability to maintain or enhance our existing product sales and gross profit margin and reduce compliance expenditures, the need to obtain regulatory approval for new products, acceptance of new products by medical practitioners and consumers, the rapid pace of technological change in the ophthalmic industry, our ability to compete with much larger ophthalmic companies, general domestic and international economic conditions, access to financing and other factors beyond our control, including those detailed from time to time in our reports filed with the Securities and Exchange Commission. STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.